Exhibit 10.5

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT, dated as of April 22, 2019 (this “Agreement”), is made by and between AEC Management Ltd., a British Virgin Islands limited liability company (“AEC BVI”), and AEC Southern Management Co., Ltd., a company incorporated pursuant to the laws of England and Wales (“AEC Southern UK”). AEC BVI and AEC Southern UK are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AEC Southern UK owns 100% of the equity interest in AEC Southern Management Limited, a company incorporated pursuant to the laws of Hong Kong (“AEC Southern HK”);

WHEREAS, AEC Southern UK desire to sell and AEC BVI desires to purchase 10,000 ordinary shares of AEC Southern HK (the “HK Shares”), representing the 100% equity interest of AEC Southern HK; and

WHEREAS, following the Transfer (as defined below), AEC Southern HK and its subsidiaries will become wholly-owned subsidiaries of AEC BVI.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I TRANSFER OF SHARES

1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) AEC Southern UK will sell, convey, transfer, and assign to AEC BVI, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and AEC BVI will purchase and accept from AEC Southern UK, the HK Shares, and (ii) in exchange for the transfer of such securities by AEC Southern UK, AEC BVI will pay AEC Southern UK a purchase price of US$1 for the HK Shares (such transaction referred to hereinafter as the “Transfer”). Upon completion of the Transfer, 100% of the equity interest of AEC Southern HK shall be held directly by AEC BVI.

1.2 The closing of the Transfer (the “Closing”) shall take place simultaneously with the execution of this Agreement.

SECTION II

AEC SOUTHERN UK REPRESENTATIONS AND WARRANTIES.

AEC Southern UK hereby represents and warrants to AEC BVI, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

2.1 AEC Southern UK is a company duly organized, validly existing, and in good standing under the laws of England and Wales. AEC Southern UK owns 100% equity interest in AEC Southern HK. AEC Southern HK owns 100% equity interest in Qianhai Meijiao Education Consulting Management Co., Ltd., a company incorpo rated pursuant to the People’s Republic of China laws (“AEC Southern Shenzhen,” and together with AEC Southern HK, the “Acquired Companies”). AEC Southern HK and AEC Southern Shenzhen are duly organized, validly existing, and in good standing under their respective jurisdictions.

2.2 Upon the approval of its board of directors, AEC Southern UK will have all requisite corporate right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement. All of the HK Shares owned by AEC Southern UK are owned free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description.

2.3 The equity interest of AEC Southern HK owned by AEC Southern UK will, at the Closing, be validly transferred to AEC BVI free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of ordinary shares of AEC Southern HK shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of ordinary share of AEC Southern HK.

2.4 AEC Southern UK has received all the information it considers necessary or appropriate for deciding whether to sell the HK Shares. AEC Southern UK further represents that it has had an opportunity to ask questions and receive answers from AEC Nevada regarding the Transfer and to obtain such additional information (to the extent that AEC BVI possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

2.5 AEC Southern UK has not relied on and is not relying on any representations, warranties or other assurances regarding AEC BVI other than the representations and warranties expressly set forth in this Agreement.

2.6 The execution and delivery of this Agreement and the consummation by AEC Southern UK of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of AEC Southern UK or the Acquired Companies or any applicable law relating to AEC Southern UK or the Acquired Companies, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which AEC Southern UK or the Acquired Companies are bound or to which any property of AEC Southern UK or the Acquired Companies is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which AEC Southern UK or the Acquired Companies have obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of AEC Southern UK or the Acquired Companies, (D) constitute an event permitting termination of any material agreement or instrument to which AEC Southern UK or the Acquired Companies are a party or by which any property or asset of AEC Southern UK or the Acquired Companies is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which AEC Southern UK or the Acquired Companies have obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit, or other governmental authorization to which AEC Southern UK or the Acquired Companies are a party or by which AEC Southern UK or the Acquired Companies may be bound, or result in the violation by AEC Southern UK or the Acquired Companies of any laws to which AEC Southern UK or the Acquired Companies may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by AEC Southern UK or the Acquired Companies of this Agreement or the performance by AEC Southern UK or the Acquired Companies of their obligations hereunder.

SECTION III

AEC BVI REPRESENTATIONS AND WARRANTIES.

AEC BVI hereby represents and warrants to AEC Southern UK, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1 AEC BVI is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands. AEC Southern BVI has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm, or business in any manner.

3.2 AEC BVI has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by AEC BVI and constitutes the legal, valid, binding, and enforceable obligation of AEC BVI, enforceable against AEC BVI in accordance with its terms. The execution and delivery of this Agreement and the consummation by AEC BVI of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of AEC BVI or any applicable law relating to AEC BVI, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which AEC BVI is bound or to which any property of AEC BVI is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which AEC BVI has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of AEC BVI, (D) constitute an event permitting termination of any material agreement or instrument to which AEC BVI is a party or by which any property or asset of AEC BVI is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which AEC BVI has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit, or other governmental authorization to which AEC BVI is a party or by which AEC BVI may be bound, or result in the violation by AEC BVI of any laws to which AEC BVI may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by AEC BVI of this Agreement or the performance by AEC BVI of its obligations hereunder.

3.3 AEC BVI has received all the information it considers necessary or appropriate for deciding whether to purchase the HK Shares. AEC BVI further represents that it has had an opportunity to ask questions and receive answers from AEC Southern UK regarding the financial and other affairs of the Acquired Companies and to obtain such additional information (to the extent that AEC Southern UK possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

3.4 AEC BVI has not relied on and is not relying on any representations, warranties or other assurances regarding AEC BVI other than the representations and warranties expressly set forth in this Agreement.

SECTION IV GENERAL PROVISIONS

4.1 Indemnification. Each Party agrees to indemnify, defend, and hold harmless the other Party against and in respect of any loss, damage, deficiency, cost, or expense (including without limitation reasonable attorneys’ fees) resulting from any breach by itself of any of its representations, warranties, covenants, or agreements contained in this Agreement.

4.2 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

4.3 Written Changes. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

4.4 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

4.6 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

4.7 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

4.8 Governing Law. The validity, terms, performance, and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the internal laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed in the State of New York.

4.9 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

4.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.11 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

4.12 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Transfer Agreement as of the date first written above.

AEC Southern Management Co., Ltd.

By:
Name:	Ye TIAN
Title:	Director

AEC Management Ltd.

By:
Name:	Conying Fang
Title:	Director, President, and Chief Executive Officer